SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EnergySouth, Inc.

(Name of Registrant as Specified In Its Charter)

EnergySouth, Inc. [Board of Directors]
(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 28, 2005
PROXY STATEMENT
PROXY AND SOLICITATION
VOTING SECURITIES
STOCK SPLIT
PROPOSAL 1
ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND 2004 FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PROPOSAL 2
APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION
PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE AUTHORIZED COMMON STOCK FROM 10 MILLION TO TWENTY 20 SHARES
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH
STOCKHOLDER PROPOSALS
OTHER PROPOSALS

ENERGYSOUTH, INC.
2828 Dauphin Street
Mobile, Alabama 36606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 28, 2005

To the Holders of Common Stock of
     ENERGYSOUTH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EnergySouth, Inc., an Alabama corporation (“EnergySouth” or the “Company”), will be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 28, 2005, at 10:00 o’clock a.m., Central Standard Time, for the purpose of:

1. Electing four Directors of the Company to serve for terms expiring at the 2008 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified.

2. Considering and acting upon an amendment to the Articles of Incorporation of the Company to increase the authorized shares of the Company’s common stock, $.01 par value per share, from 10 million shares to 20 million shares.

3. Considering and acting upon such other and further business as may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on December 15, 2004 as the record date for the determination of holders of the common stock of the Company entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Company common stock at the close of business on December 15, 2004 will be entitled to vote at the meeting.

By Order of the Board of Directors,
G. EDGAR DOWNING, JR.
Secretary

Mobile, Alabama
December 17, 2004

IMPORTANT: Even if you plan to be present at the meeting, you are urged to sign, date and promptly return the enclosed proxy, no matter how small your holdings, in order that the presence of a quorum may be assured. No postage is required on the enclosed proxy if mailed within the United States. If your shares are held by a broker, bank or nominee, it is important that you give them your voting instructions.

ENERGYSOUTH, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of EnergySouth, Inc. (the “Company”) in connection with the solicitation of the enclosed proxy for use at the Annual Meeting of Stockholders of the Company to be held on Friday, January 28, 2005, or any adjournment or adjournments thereof. This Proxy Statement, the accompanying form of Proxy and Notice of Annual Meeting of Stockholders, and the Company’s Annual Report to Stockholders for the fiscal year ended September 30, 2004 are first being mailed to stockholders on or about December 17, 2004.

PROXY AND SOLICITATION

The accompanying proxy is solicited on behalf of EnergySouth, Inc. for use at the Annual Meeting of the Stockholders of the Company to be held in the Auditorium at the principal office of the Company, 2828 Dauphin Street, Mobile, Alabama, on Friday, January 28, 2005, at 10:00 o’clock a.m., Central Standard Time, and at any and all adjournments thereof, for the purposes set forth in the notice of the meeting annexed hereto and incorporated herein by this reference.

All costs and expenses of soliciting proxies will be borne by the Company. The Company’s costs of solicitation will include reimbursement of brokers and other persons for their expenses in sending proxy materials to their principals and obtaining their proxies. [In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation of proxies at a fee not to exceed $4,000, plus reimbursements for out-of-pocket expenses incurred by that firm on behalf of the Company.]

Stockholders who execute proxies retain the right to revoke them at any time before they are voted by delivery of a written revocation to the Secretary of the Company. A proxy when executed and not so revoked will be voted in accordance therewith.

VOTING SECURITIES

As of December 15, 2004, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were [7,832,033] shares of common stock, $.01 par value per share (“Common Stock”), of the Company outstanding, with each share entitled to one vote. A majority in number of votes, present in person or by proxy, constitutes a quorum for the transaction of business.

STOCK SPLIT

On July 30, 2004, the Board of Directors of EnergySouth declared a three-for-two split of outstanding Common Stock whereby one additional share was issued for each two shares held as of the record date of August 16, 2004. The new shares were issued to shareholders on September 1, 2004 with cash paid in lieu of fractional shares resulting from the split. Common Stock began trading on the post-split basis on September 2, 2004. All references in this Proxy Statement to number of shares and per share amounts reflect the three-for-two stock split.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation of the Company provide that the number of Directors shall not be less than nine nor more than twelve, as determined from time to time by the Board of Directors. The Board has fixed the number of Directors at twelve. The Articles of Incorporation also provide that the Board of Directors shall be divided into three classes, with each class serving three-year terms which end in successive years. One-third of the Board of Directors is elected each year. The Articles of Incorporation of the Company do not provide for cumulative voting in the election of Directors.

Unless authority is withheld on a proxy, shares represented by the proxies received by the Company will be voted for the election as Directors of the four nominees listed below. Each nominee is to be elected to serve until the Annual Meeting of Stockholders in 2008 and until his or her successor has been duly elected and qualified. Each of the nominees is a current director. Proxies cannot be voted for more than four persons. Should any nominee be unable or unwilling to accept election, which the Company has no reason to believe will be the case, the proxy will be voted for a substitute nominee or nominees designated by the Company.

The vote of a majority of the shares of Common Stock cast by the shares entitled to vote is required for the election of directors under Proposal 1. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. All abstentions and broker non-votes will be counted towards the establishment of a quorum.

The following information is a brief account of the business experience of each nominee and director during the past five years, and of Common Stock beneficially owned by each nominee and director as of December 1, 2004, based on information received from the respective nominees and directors.

Name, Age, Principal Occupation During Past Five Years, and Other Directorships	First Became a Director(1)	No. of Shares Beneficially Owned(2)		Percent of Class

Nominees to Serve until Annual Meeting of Stockholders in 2008(25):

WALTER A. BELL, 61, became Commissioner of Insurance	2001	15,690	(15)	*
of the State of Alabama in January of 2003 and serves as Vice Chairman of Gulf Federal Bank. He retired in December of 2002 as Vice President, Corporate Diversity and Diversity Marketing, of the MONY Group, New York, New York, a financial services company, having served in that capacity since 1999. He served as National Director, Emerging Markets, of the MONY Group from 1995 to 1999.(8)(10)

GAYLORD C. LYON, 82, is President of Gaylord C. Lyon &	1973	34,000	(16)	*
Company, Inc., a real estate appraisal and property management company, Mobile, Alabama.(10)(12)(25)

HARRIS V. MORRISSETTE, 45, is President of Marshall	2000	7,500		*
Biscuit Co., Inc., Mobile, Alabama and Chairman of Azalea Aviation, Inc., Mobile, Alabama. He serves as a member of the Board of Directors of BancTrust Financial Group, Inc., Mobile, Alabama, and as a Director of Williamsburg Investment Trust, Cincinnati, Ohio.(6)(10)

	First	No. of Shares
Name, Age, Principal Occupation During Past Five Years, and	Became	Beneficially		Percent
Other Directorships	a Director(1)	Owned(2)		of Class

E. B. PEEBLES, JR., 86, retired in December, 1984 as	1978	25,693	(17)	*
Chairman of Ryan-Walsh Stevedoring Company, Inc., Mobile, Alabama, and Senior Vice President of Dravo Corporation, Pittsburgh, Pennsylvania. He serves as Chairman Emeritus of Mobile Arts and Sports Association and Senior Bowl Committee, Mobile, Alabama. (4) (7) (25)

Directors to Serve until Annual Meeting of Stockholders in 2007:

JOHN S. DAVIS, 62, has served as President and Chief	1995	103,079	(18)	1.3%
Executive Officer of the Company since its formation in February, 1998, and as President and Chief Executive Officer of Mobile Gas Service Corporation since January, 1995. He serves as a member of the Board of Directors of Infirmary Health Systems, Inc., Mobile, Alabama. He is also a member of the South Area Board of Directors of AmSouth Bank, Mobile, Alabama. (4) (10)

WALTER L. HOVELL, 76, retired in 1995 as President	1975	97,417	(19)	1.2%
and Chief Executive Officer of Mobile Gas Service Corporation. He serves as Vice Chairman of the Board of the Company. (4)(6)

G. MONTGOMERY MITCHELL, 76, retired in 1993 as Senior	1993	7,011	(20)	*
Vice President and Director of Stone & Webster Management Consultants, Inc., Houston, Texas. He serves as Chairman of the Board of Directors of Energy West, Inc., Great Falls, Montana. (6)(9)

ROBERT H. ROUSE, 49, is a member of Helmsing, Leach,	2001	1,762	(21)	*
Herlong, Newman & Rouse, P.C., Mobile, Alabama, a law firm. He serves as a member of the Advisory Board of Whitney National Bank (Mobile).(6)(11)

Directors to Serve until Annual Meeting of Stockholders in 2006:

JOHN C. HOPE, III, 55, became Executive Vice President of	1993	12,933	(22)	*
Whitney National Bank, in January of 1998. He serves as non-executive Chairman of the Board of the Company. He serves as a member of the Board of Directors of Infirmary Health Systems, Inc., Mobile, Alabama. (3)(4)(8)(12)

JUDY A. MARSTON, 61, is the owner of Judy Marston &	2000	750		*
Associates, Mobile, Alabama, a business consulting firm. (12)

S. FELTON MITCHELL, JR., 60, is President of S. Felton	1993	15,088	(23)	*
Mitchell, Jr., P.C., Mobile, Alabama, a law practice, and sole proprietor of S. Felton Mitchell, Jr., CPA, Mobile, Alabama, an accounting practice. He is President of The Vibroplex® Co., Inc., Mobile, Alabama, a manufacturer of amateur radio equipment. (5)(12)

	First	No. of Shares
Name, Age, Principal Occupation During Past Five Years, and	Became	Beneficially		Percent
Other Directorships	a Director(1)	Owned(2)		of Class

THOMAS B. VAN ANTWERP, 54, served as President of Legal	1993	583,635	(24)	7.5%
   Professional Staffing, Inc., Atlanta, Georgia, from July of 1997 until June of 2004. He became Executive Director, Providence Hospital Foundation, Mobile, Alabama in June
of 2004. He serves as a member of the Board of Directors of Merchants & Marine
Bank, Pascagoula, Mississippi.(4)(8)

*	Less than one percent.

(1)	Each director has served continuously since the dates indicated.

(2)	Except as noted, the indicated owners have sole voting and dispositive power with respect to shares beneficially owned. The number of shares reflects the 3-for-2 split of Common Stock effected September 1, 2004.

(3)	Chairman of the Board.

(4)	Member of Executive Committee.

(5)	Chairman of Audit Committee.

(6)	Member of Audit Committee.

(7)	Chairman of Compensation Committee.

(8)	Member of Compensation Committee.

(9)	Chairman of Risk Management Committee.

(10)	Member of Risk Management Committee.

(11)	Chairman of Retirement Committee.

(12)	Member of Retirement Committee.

(13)	Chairman of Governance and Nominating Committee.

(14)	Member of Governance and Nominating Committee.

(15)	Includes 2,404 shares owned by Mr. Bell’s spouse as to which he disclaims beneficial ownership.

(16)	Includes 7,000 shares owned by Mr. Lyon’s spouse.

(17)	Includes 4,500 shares owned by Mr. Peebles’ spouse as to which he disclaims beneficial ownership.

(18)	Includes 4,142 shares held in Employees’ 401(k) Plan as of October 31, 2004 and 61,875 shares subject to options exercisable within 60 days.

(19)	Includes 36,751 shares owned by Mr. Hovell’s spouse as to which he disclaims beneficial ownership, and 16,752 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(20)	Owned jointly with Mr. Mitchell’s spouse with whom he shares voting and dispositive power.

(21)	Includes 450 shares held in two accounts by Mr. Rouse as custodian for two children under the Alabama Uniform Gifts to Minors Act, as to which he has voting and dispositive power.

(22)	Includes 183 shares owned by Mr. Hope’s spouse as to which he disclaims beneficial ownership.

(23)	Includes 1,133 shares owned by Mr. Mitchell’s spouse as to which he disclaims beneficial ownership, 4,475 shares owned by the Mitchell Family Trust, of which Mr. Mitchell is sole trustee, 444 shares owned by the Betty M. Harper Memorial Trust, of which Mr. Mitchell is sole trustee, and 6,784 shares held in his Individual Retirement Account, over which shares he has sole voting power.

(24)	Includes 168,150 shares owned by The Hearin/Chandler Foundation, 213,799 shares owned by the Staples Family LLC, 6,730 shares owned by Emily Staples Hearin, 104,586 shares owned by Ann B. Hearin, 64,047 shares owned by Louise Hearin, 3,977 shares owned by Louise S. Brock, 12,499 shares owned by Luis Williams and 2,469 shares owned by Gayle Williams, as to which Mr. Van Antwerp shares voting power. Also includes 951 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 4,087 shares owned jointly with Mr. Van Antwerp’s spouse with whom he shares voting and dispositive power, and 2,340 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(25)	The Company’s Bylaws provide for mandatory retirement at the 2007 annual meeting of stockholders of any director then in office who has reached the age of 72 prior to that date. Messrs. Lyon and Peebles would be subject to the provision. The Bylaws also provide that the Board may propose a nominee to be elected by stockholders of the Company at the annual meeting at which a retiring director leaves office to complete the term of the retiring director, but the Board would not be required to do so. If no director is elected at the meeting at which a director retires, the Board could (i) within the maximum of 12 and minimum of 9 directors provided for in the Articles of Incorporation, reduce the number of directors, (ii) allow the retired director’s position to remain vacant until the next annual meeting of stockholders, or (iii) elect a director to fill the vacancy until the next annual meeting of stockholders.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Compensation, Committees and Attendance. The directors of the Company currently also serve as directors of Mobile Gas Service Corporation (“Mobile Gas”), and receive no separate compensation for their services in such capacity. The Board of Directors had five meetings during the last fiscal year. Quarterly fees paid to non-employee members of the Board of Directors are $4,500 per quarter. The Chairman of the Board receives $3,000 annually, the Chairmen of the Risk Management and Retirement Committees receive $1,000 annually, and the Chairmen of the Audit and Compensation Committees receive $2,000 annually. Directors also receive $1,000 per Board meeting attended, and directors who serve on Board committees receive $500 per committee meeting attended. Directors who are also employees of the Company or its subsidiaries do not receive fees for service on the Board of Directors or its committees. Directors periodically attend programs to increase their knowledge of Company and industry information. Recent programs have included a director education program on corporate governance presented by Harvard University and attended by Mr. Morrissette. Additionally, portions of certain Board meetings are devoted to director education.

It is the policy of the Company that directors are expected to attend the Company’s Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting of Stockholders.

Non-Executive Chairman of the Board. The Company has a long history of having a non-executive Chairman of the Board. Presently John C. Hope, III, an independent director, serves as the non-executive Chairman of the Board.

Independent Directors. The Board of Directors has determined that Messrs. Bell, Morrissette, Peebles, Hovell, Mitchell, Rouse and Hope, Ms. Marston, and Messrs. Mitchell and Van Antwerp are independent directors under Rule 4200 of the NASDAQ Marketplace Rules.

Committees of the Board. There are six standing committees of the Board, which are the Audit Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, Retirement Committee and Risk Management Committee.

The Audit Committee, which met six times during the last fiscal year, appoints the independent auditors and reviews recommendations made by the auditors. The committee meets with the auditors to review the scope of the audit to be conducted and afterwards to receive the report of such audit with recommendations and advises the Board with respect thereto. The Company’s independent public accountants have free access to the Audit Committee and meet with the committee with and without management present. Members of the Audit Committee are all independent, as defined in the Nasdaq Marketplace Rules.

The Compensation Committee, which met five times during the last fiscal year, reviews and makes recommendations to the Board on establishing salaries and other compensation, including stock options, for the officers of the Company and its subsidiaries. Members of the Compensation Committee are all non-employee directors.

The Executive Committee, which met once during the last fiscal year, exercises all the powers of the Board of Directors in the management of the business and affairs of the Company between meetings of the Board of Directors, except as restricted by the By-laws of the Company and applicable law. Action by the Executive Committee is reported at the meeting of the Board next succeeding such action.

The Governance and Nominating Committee was established in January 2004, and met once during the last fiscal year. The Governance and Nominating Committee is responsible for oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, determination of non-employee directors’ compensation, maintenance of a statement of corporate governance guidelines, and coordination of performance evaluations of the Board and its committees. Member of the Governance and Nominating Committee are all independent directors as defined in the Nasdaq Marketplace Rules.

The Retirement Committee, which met five times during the last fiscal year, is responsible for the general administration of the Employee Savings Plan and the Voluntary Employees’ Beneficiary Association Plans, as well as the Retirement Plan.

The Risk Management Committee, which met twice during the last fiscal year, is responsible for reviewing risk management policies and programs throughout the Company to assure that they are appropriate to the short and long term objectives of the Company. The Committee also advises the Board of Directors of the effectiveness of these policies and programs.

Nominating Committee Functions of Governance and Nominating Committee. Among other responsibilities, the Governance and Nominating Committee is responsible for evaluating and recommending to the full Board nominees to fill vacancies on the Board and for directors to be elected or re-elected by the Company’s stockholders at each annual meeting. The Board of Directors has adopted a Governance and Nominating Committee Charter, a copy of which is attached hereto as Appendix C. A copy of the Governance and Nominating Committee Charter is available to stockholders on the Company’s Web site.

The Governance and Nominating Committee has not established specific minimum age, education, experience or skill requirements for potential directors. The Governance and Nominating Committee is expected to take into account all factors it considers appropriate in fulfilling its responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

•	an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•	regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his or her overall contributions to the Board and the Company.

The Governance and Nominating Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board. The Governance and Nominating Committee will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview such qualified candidates as it determines to be appropriate. In such event the Company’s other directors will also have an opportunity to meet and interview such qualified candidates. The Governance and Nominating Committee will then determine, based on the background information and the information obtained in any interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

The Company has not implemented a formal policy concerning stockholder recommendations for director nominees, and the Board of Directors does not feel that such a formal policy is warranted at this time based on what it believes to be satisfactory experience to date in identifying director nominees without such a policy. However, a reasonable stockholder recommendation will be considered, in light of the particular needs of the Company and using the procedures set forth above, if the Board is seeking input from third parties to identify potential nominees. Any such recommendation should be communicated to the Board of Directors as described below. Although it does not presently anticipate doing so, the Board of Directors may consider adoption of a formal policy for stockholder recommendations for director nominees at such time as it believes that the Company’s circumstances warrant such consideration.

Stockholder Communications to Board of Directors. The Company has not instituted a formal process for stockholders to send communications to the Board of Directors. However, informal processes exist by which communications sent to the Board of Directors are forwarded to the Secretary of the Company. The Board of Directors believes this process has adequately served the needs of the Board of Directors and the Company’s stockholders. Stockholders may direct communications intended for the Board of Directors to the Secretary of the Company at P.O. Box 2607, Mobile, Alabama 36652. Copies of appropriate communications will be circulated to the Board of Directors.

Deferred Fee Plan. Pursuant to the Amended and Restated Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), directors may make an advance election to defer director’s fees, and to have such deferred fees treated as though invested in Common Stock, or as cash earning interest at the prime rate. [Messrs. Hope, Hovell, S. Felton Mitchell, Jr., Morrissette, Rouse and Van Antwerp] elected to defer all or a portion of director’s fees payable to them during fiscal year 2004. Prior to the amendment of the Deferred Fee Plan and the establishment of the Trust described below, under applicable accounting rules the Company was required to record as compensation expense, with respect to deferred fees which were treated as though invested in Common Stock, as of the end of each fiscal quarter and year, a credit or charge to earnings based on the market value of Common Stock which would have been held for the accounts of directors under the Deferred Fee Plan if those deferred fees had actually been invested in Common Stock. In fiscal year 2004, the amounts so recorded were a charge of $69,384 as of December 31, 2003 and a charge of $12,374 as of March 31, 2004.

On April 1, 2004, the Company amended the Deferred Fee Plan to provide that deferred fees treated as though invested in Common Stock would be payable solely in Common Stock and established a non-qualified grantor trust (the “Trust”) to assist in meeting obligations under the Plan which are funded through the issuance of Common Stock. After the amendment of the Deferred Fee Plan and the establishment of the Trust, the Company is no longer required to record compensation expense based on the market value of Common Stock as described above. The assets held in the Trust are intended to be used to pay benefits payable under the Plan, but are subject to, among other things, the claims of general creditors of the Company. At September 30, 2004, approximately 58,000 shares had been issued to the Trust. There are 32,000 shares of the Company’s authorized but unissued Common Stock that are reserved for issuance to fund the deferred compensation obligations under the Plan.

Insurance. The Company provides accidental death and dismemberment insurance of $200,000 for each Director traveling on Company business and $100,000 for a spouse accompanying such director. Premium cost for the fiscal year for such coverage was $263 for all directors not serving as officers. The Company is not designated as the beneficiary under the policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2004 information concerning (i) beneficial ownership of Common Stock, the only class of voting securities of the Company, by persons who are known by the Company to own beneficially more than 5% of such common stock, and (ii) beneficial ownership of such common stock by all directors and executive officers of the Company and Mobile Gas as a group. Except as noted below, the indicated owners have sole voting and investment power with respect to shares beneficially owned.

Name and Address	Amount Beneficially Owned	Percent of Class
Thomas B. Van Antwerp P.O. Box 443 Mobile, Alabama 36601	583,635(1)	7.5%

All directors and executive officers as a group (22 persons)	1,067,564 (1)(2)	13.4%

(1)	Includes 168,150 shares owned by The Hearin/Chandler Foundation, 213,799 shares owned by the Staples Family LLC, 6,730 shares owned by Emily Staples Hearin, 104,586 shares owned by Ann B. Hearin, 64,047 shares owned by Louise Hearin, 3,977 shares owned by Louise S. Brock, 12,499 shares owned by Luis Williams and 2,469 shares owned by Gayle Williams, as to which Mr. Van Antwerp shares voting power. Also includes 951 shares held directly by Mr. Van Antwerp over which he has sole voting and dispositive power, 4,087 shares owned jointly with Mr. Van Antwerp’s spouse with whom he shares voting and dispositive power, and 2,340 shares held in two accounts by Mr. Van Antwerp as custodian for two children under the New York Uniform Transfers to Minors Act, as to which he has sole voting and dispositive power.

(2)	Includes 55,810 shares owned by spouses of officers and directors, 26,949 shares owned jointly by officers and directors and their respective spouses, 33,646 shares credited to officers’ accounts in the Employees’ 401(k) Plan as of October 31, 2004, and 139,063 shares subject to options exercisable within 60 days.

EXECUTIVE COMPENSATION

The following table contains information with respect to compensation paid or set aside by the Company and its subsidiaries for services in all capacities during fiscal years 2004, 2003 and 2002 to the Company’s Chief Executive Officer and to the four most highly compensated executive officers of the Company and its subsidiaries, other than Chief Executive Officer, whose aggregate salary and bonus exceeded $100,000 for fiscal year 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation
							Awards
					Other Annual		Securities
			Salary	Bonus	Compensation		Underlying
Name and Principal Position	Year		($)	($)	($)		Options(#)
John S. Davis	2004		297,000	—	—		18,750
President and Chief Executive	2003		294,417	118,800	10,811	(1)	18,750
Officer	2002		281,500	95,000	9,762	(1)	-0-

W. G. Coffeen, III	2004		177,000	—	—		7,500
Senior Vice President, Operations	2003		175,833	50,000	5,425	(2)	7,500
and Marketing	2002		169,167	34,400	4,677	(2)	-0-

Charles P. Huffman	2004		165,000	—	—		7,500
Senior Vice President and Chief	2003		163,333	50,000	5,050	(3)	7,500
Financial Officer	2002		154,167	32,900	4,752	(3)	-0-

G. Edgar Downing, Jr.	2004		144,000	—	—		4,500
Vice President, Secretary and	2003		143,167	35,000	4,430	(4)	3,750
General Counsel	2002		138,333	29,000	4,185	(4)	-0-

Gregory H. Welch	2004		136,667	—	—		6,000
President of MGS Storage	2003	(5)	118,333	36,500	3,700	(6)	12,000
Services, Inc., the general partner of Bay Gas Storage Company, Ltd.

(1)	Includes $7,425, $5,733 and $4,898 contributed to Mr. Davis’ account in the Employees’ 401(k) Plan for the 2004, 2003 and 2002 fiscal years, respectively, and $5,198, $4,928 and $4,725 paid to Mr. Davis in 2004, 2002 and 2002, respectively, pursuant to incentive units granted under the Company’s 1992 Incentive Plan.

(2)	Includes $5,310, $5,275 and $4,538 contributed to Mr. Coffeen’s account in the Employees’ 401(k) Plan for the 2004, 2003 and 2002 fiscal years, respectively.

(3)	Includes $4,950, $4,900 and $4,613 contributed to Mr. Huffman’s account in the Employees’ 401(k) Plan for the 2004, 2003 and 2002 fiscal years, respectively.

(4)	Includes $4,320, $4,280 and $4,046 contributed to Mr. Downing’s account in the Employees’ 401(k) Plan for the 2004, 2003 and 2002 fiscal years, respectively.

(5)	Mr. Welch became President of MGS Storage Services, Inc. in October 2002.

(6)	Includes $4,100 and $3,550 contributed to Mr. Welch’s account in the Employees’ 401(k) Plan for the 2004 and 2003 fiscal years, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that all requirements under Section 16(a) of the Securities and Exchange Act of 1934 applicable to directors and executive officers of the Company were complied with by such persons during the last fiscal year, except that Mr. Coffeen filed late a report on Form 5 with respect to ___shares acquired in fiscal year 2003 pursuant to a broker-sponsored automatic dividend reinvestment program, and Mr. Bell ___. In making this disclosure, the Company has relied on written representations by or on behalf of its directors and executive officers and copies of reports filed.

OPTION GRANTS IN LAST FISCAL YEAR

The following table and notes provide information on option grants to the executive officers named in the Summary Compensation Table above to whom grants were made in fiscal year 2004. The number and pricing of options and shares underlying option has been adjusted to reflect the 3-for-2 split of Common Stock effected September 1, 2004.

	Individual Grants
	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year(2)	Per Share	Date	Present Value(3)
John S. Davis	18,750	24.4%	$24.250	1/30/2014	$102,244
W.G. Coffeen, III	7,500	9.7%	$24.250	1/30/2014	$40,898
Charles P. Huffman	7,500	9.7%	$24.250	1/30/2014	$40,898
G. Edgar Downing, Jr.	4,500	5.8%	$24.250	1/30/2014	$24,539
Gregory H. Welch	6,000	7.8%	$24.250	1/30/2014	$32,718

(1)	Options are granted with an exercise price equal to market value on the date of the grant and are exercisable in cumulative 25% increments at the end of each of the four years following the date of grant, subject to accelerated vesting upon a change of control, and further subject to the condition that no option may be exercised later than ten years after the date of the grant.

(2)	The Company granted options representing 76,950 shares to employees during fiscal year 2004.

(3)	The Company has used the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Company does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value are as follows: a risk-free interest rate of 4.16%, the rate applicable to a ten-year treasury security at the time of the award; a dividend yield of 3.08%, the yield at the time the option award was made; volatility of 0.255, calculated using daily stock returns for the twelve month period preceding the option award; a stock price at date of grant of $24.25; and a six-year expected average life of options. No adjustments were made for forfeitures or vesting restrictions on exercise.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND 2004 FISCAL YEAR-END OPTION VALUES

The following table and notes provide information on options exercised during the last fiscal year and the value at September 30, 2004 of unexercised options held by the executive officers listed in the Summary Compensation Table. Shares acquired and number of securities reflect the 3-for-2 split of Common Stock effected September 2, 2004.

	Shares		Number of Securities	Value of Unexercised
	Acquired on	Value	Underlying Unexercised	In-the- Money Options
	Exercise (#)	Realized(1)	Options at 9/30/04 (#)	at 9/30/04 ($)(2)
Name and Position			Exercisable/Unexercisable	Exercisable/Unexercisable
John S. Davis	-0-	-0-	57,188/32,812	$902,869/$189,839
W.G. Coffeen, III	4,500	$50,873	8,625/13,125	$114,563/$75,938
Charles P. Huffman	-0-	-0-	13,125/13,125	$179,063/$75,938
G. Edgar Downing, Jr.	8,650	$130,989	10,288/7,312	$149,454/$40,214
Gregory H. Welch	-0-	-0-	18,000/15,000	$227,811/$101,906

(1)	Calculation based on sales prices where applicable, or on the closing price of Common Stock on the exercise date.

(2)	The ultimate realization of value on the exercise of such options is dependent upon the market price of Common Stock at the time of exercise. Calculations are based on the $27.25 closing price of Common Stock on the last trading day of the fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information at September 30, 2004 with respect to the Company’s equity compensation plans that provide for the issuance of options, warrants or rights to purchase the Company’s securities.

Plan Category	Number of Securities	Weighted-Average	Number of Securities
	to be Issued upon	Exercise Price of	Remaining Available for
	Exercise of	Outstanding Options,	Future Issuance under
	Outstanding	Warrants and Rights	Equity Compensation
	Options, Warrants		Plans (excluding
	and Rights		securities reflected in the first column)

Equity Compensation Plans Approved by Security Holders	275,899	$17.308	380,550

Equity Compensation Plans Not Approved by Security Holders	-0-	-0-	-0-

Employees’ Retirement Plan. The Employees’ Retirement Plan is a defined benefit plan which covers all full-time employees upon attainment of age 21 and completion of one year of service. Benefits are generally based on various percentages of regular basic compensation for each year of the individual’s service, but if the resulting benefit is greater, is based upon average compensation during the last five years of employment proportionately reduced for years of service less than twenty and reduced by 70% of Social Security benefits. Participants are vested after five years of continuous service and are eligible for early retirement at or after age 55 with ten years of credited service.

Participants bear no costs of the Plan. Amounts accrued pursuant to the Plan for the accounts of the individuals named in the Summary Compensation Table above cannot be readily calculated. The estimated annual retirement benefit under the Plan, based on current remuneration and assuming retirement at age 65, of Mr. Davis, Mr. Coffeen, Mr. Huffman, Mr. Downing and Mr. Welch are $58,578, $81,995, $83,582, $74,393 and $61,494, respectively. Years of service now credited under the Plan for Mr. Davis, Mr. Coffeen, Mr. Huffman, Mr. Downing and Mr. Welch are 9, 17, 24, 13 and 8 years, respectively. The estimated annual benefits are net of any reductions for Social Security benefits or other offset amounts.

Employee Savings Plan. The Employee Savings Plan is a qualified voluntary contributory retirement plan under Section 401(k) of the Internal Revenue Code established on September 1, 1988. Eligibility requirements are one year of employment and 21 years of age. Eligible employees can invest up to 50% of their base salary in the plan, subject to statutory maximums. Employee contributions vest immediately and can be allocated among a stable value fund, bond funds, or equity funds, as directed by the employee. The Company makes a contribution, equal to 50% of an employee’s contribution, but not more than 3% of the employee’s base salary. Company contributions are initially invested in Common Stock, can be allocated among a stable value fund, bond funds, or equity funds, as directed by the employee, and are vested in cumulative increments of 20% for each of the first five years of an employee’s service. Participants may withdraw their contributions or borrow from their accounts subject to certain conditions. Company contributions for the 2004, 2003 and 2002 fiscal years for each of the executive officers named therein are included in the Summary Compensation Table above.

Agreements with Mr. Davis. As of January 26, 1996 Mobile Gas entered into an unfunded and unsecured deferred compensation agreement with Mr. Davis substantially in accordance with a proposal provided by consultants retained by Mobile Gas (the “Deferred Compensation Agreement”). The Deferred Compensation Agreement provides for benefits to be paid to Mr. Davis upon retirement, in such amount as would, taken together with amounts payable under the Employees’ Retirement Plan, equal that which would have been payable to Mr. Davis upon retirement with the greater of 20 years or his actual years of service with Mobile Gas. The Deferred Compensation Agreement also provides for a benefit payable if Mr. Davis terminates employment with Mobile Gas for any reason prior to age 65. The severance benefit would be equal to two-thirds of the monthly benefit which would have been paid to Mr. Davis under the Employees’ Retirement Plan if he had retired on his 65th birthday, but based on Mr. Davis’ actual employment history with Mobile Gas as of the date his employment ceases.

On December 10, 1999, the Company entered into an unfunded Supplemental Deferred Compensation Agreement (the “Supplemental Agreement”) with Mr. Davis. Under the Supplemental Agreement, the Company will pay a benefit to Mr. Davis equal the difference between: (a) the benefit that would have been payable to Mr. Davis under the Employee’s Retirement Plan, as supplemented by the Deferred Compensation Agreement, but for (i) the limit on compensation that can be taken into account in calculating benefits payable thereunder pursuant to Section 401(a)(17) of the Internal Revenue Code, as amended (the “Code”), and (ii) the limit on the benefits that may be paid thereunder pursuant to Section 415 of the Code; and (b) the benefit that is payable to Mr. Davis under the Employees’ Retirement Plan, as supplemented by the Deferred Compensation Agreement. The Supplemental Agreement provides that the benefit paid to Mr. Davis thereunder shall be paid in the same form and manner as the benefit paid under the Deferred Compensation Agreement, provided, however, that the Company may in its discretion accelerate the payments due under the Supplemental Agreement. The Supplemental Agreement further provides that the amounts payable thereunder are general unsecured obligations of the Company. The Company estimates that the annual amount payable to Mr. Davis under the Supplemental Agreement and the Deferred Compensation Agreement, based upon Mr. Davis’ current remuneration and the formula for calculating benefits under the Employees’ Retirement Plan and assuming retirement at age 65, would be $89,652.

Change of Control Agreements. On December 10, 1999 the Company entered into Change of Control Agreements with Messrs. Davis, Coffeen, Huffman, and Downing and on January 31, 2003 the Company entered into such a Change of Control Agreement with Mr. Welch. Generally, such agreements provide that if, within twenty-four months following the change in control of the Company (as defined in the agreements), the officer’s employment is terminated in a qualified termination, then the Company shall make a lump-sum payment to the officer equal to a specified percentage of the officer’s “compensation,” defined as the officer’s annualized base salary in effect immediately prior to the change in control, plus the higher of (a) the annual bonus awarded the officer pursuant to the Company’s Officer’s Incentive Compensation Plan (“Bonus”) with respect to the fiscal year immediately preceding the fiscal year in which the change in control occurs or (b) the average of the Bonus awards to the officer with respect to the three fiscal years immediately preceding the fiscal year in which the change in control occurs. For purposes of establishing the applicable percentage, the Company has established a three-tier structure in which tier-one officers receive 297% of such compensation, tier-two officers receive 200% of such compensation, and tier-three officers receive 100% of such compensation, and has designated Mr. Davis as a tier-one officer, and the other officers with whom the Company has entered into change of control agreements as tier-two officers. The agreements also provide for continuation of certain insurance and other employee benefits for a period of twenty-four months following a qualified termination of employment. For purposes of the agreements, (i) the term “qualified termination” means a termination other than for cause, by the officer for good reason or by written agreement to such effect between the officer and the Company, (ii) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (iii) the term “good reason” generally means a reduction in the officer’s position, duties, responsibilities, status, compensation or benefits.

Other Compensation. The Company provides certain equipment, facilities, benefits and services to various officers to assist them in performing their corporate responsibilities and duties in connection with business of the Company, such as life and accidental death and dismemberment insurance, automobile allowances and club memberships. The Summary Compensation Table does not include the value of such equipment, facilities and services which might be deemed attributable to personal use by the recipient, because the cost to the Company of such personal benefits with respect to any executive officer named in the Summary Compensation Table did not exceed the lesser of $50,000 or 10 percent of the compensation reported with respect to such executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors is currently comprised of four outside directors: Mr. Bell, Mr. Hope, Mr. Peebles and Mr. Van Antwerp. Based upon recommendations of the Chief Executive Officer with respect to executive officers other than himself, the Committee reviews and makes recommendations to the Board with respect to salaries and other compensation for officers of the Company and its subsidiaries. Decisions by the Committee with respect to compensation of executive officers of the Company and its subsidiaries, including the Chief Executive Officer of the Company, are reviewed and approved by the Board. The Committee is continuing to implement its compensation philosophy, which includes the following five principles:

1. Objectives: The Company’s two primary compensation objectives are to provide a competitive compensation package that will enable the Company to attract and retain a highly-qualified executive team, and to provide a significant amount of variable compensation that is contingent upon objectively-measured performance, so as to align executive interests with those of customers and stockholders.

2. Competitiveness: Compensation comparisons will be made against similar-size public utilities on a national basis, to allow the Company to compete nationally for top executive talent. Competitive levels of four compensation components will be measured:

•	Base salary, to be targeted above the median for the peer group, with the primary consideration being external market levels and a secondary consideration being internal equity concerns.

•	Annual incentives, to be targeted at the median, to motivate and reward accomplishment of key corporate priorities and objectives.

•	Long-term incentives, to be targeted below the median, so that total target compensation (base salary plus annual incentives plus long-term incentives) would equal median total compensation for peer group executives.

•	Benefits and perquisites, to be targeted at the low end of the competitive range, so as to provide reasonable levels of security and protection but to not emphasize this component of the total compensation package.

3. Leverage: Annual and long-term incentives are to have significant upside and downside variability so as to create a strong relationship between the level of total executive compensation and the level of performance achieved.

4. Basis for measurements: Annual and incentive plans are to emphasize teamwork, and are to be based in large part on corporate performance, but will provide latitude to reward individual performance and contributions. Annual incentives are to reflect a balance between stockholder and customer interests, and between financial and operational goals, with financial objectives weighted more heavily with respect to senior executives, and operational goals being more heavily weighted at lower executive levels. Long-term incentives are to focus on stockholder interests and are to be tied, in part, to performance of Common Stock.

5. Alignment with Stockholder Interests: The executive compensation program is intended to increase the alignment between executive interests and stockholders.

Determination of annual base salary and incentive compensation for each of the Company’s executive officers, including Mr. Davis, are made in accordance with the foregoing criteria, with salary amounts and cash incentive targets and awards being recommended by the Chief Executive Officer with respect to other executive officers, and the salary and cash incentive targets and awards for the Chief Executive Officer being determined by the Committee.

Consistent with the foregoing compensation philosophy, long-term incentives in the form of stock options have been granted since fiscal year 1995. Awards were also made under the Mobile Gas Service Corporation Incentive Compensation Plan (the “1992 Incentive Plan”), which was assumed by the Company in 1998. All incentive units which had been awarded to current employees, other than 4,500 units awarded to Mr. Davis, have been surrendered; payments to Mr. Davis under the 1992 Incentive Plan are included under the “Other Annual Compensation” column in the Summary Compensation Table above.

It is the Committee’s current intention that no further awards will be made under the 1992 Incentive Plan, and that incentive awards will continue to be made under the Company’s Officers Incentive Compensation Plan which became effective as of the fiscal year beginning October 1, 1996 (the “Officers Incentive Plan”). Under the Officers Incentive Plan, cash incentive awards to Company officers, computed as a percentage of base salary, are made by the Committee based on three performance measures (the first two being referred to as “Company Objectives” and the third being referred to as “Personal Objectives”):

•	The Company’s Return on Common Equity (“ROE”), compared to the ROE of a group of peer companies;

•	The Company’s earnings per share (“EPS”) compared to a target EPS goal established by the Committee; and

•	Specific individual personal performance objectives to be established annually for each participant in the Officers Incentive Plan.

The Officers Incentive Plan provides for a target award level for the President and Chief Executive Officer of the Company at a specified percentage of base salary, and for other officers of the Company at a lesser percentage. The Officers Incentive Plan also provides for relative weighting of the three performance objectives at specified percentages for the President and Chief Executive Officer, with different specified percentages for all other officers. The relative weighting of performance objectives for the President and Chief Executive Officer places exclusive emphasis on the Company Objectives. The relative weighting for officers other than Mr. Welch places 75% weighting on Company Objectives and 25% on Personal Objectives. For Mr. Welch, who has primary management responsibility for a Company subsidiary, the relative weighting includes three parts, with 25% emphasis on Personal Objectives and the 75% Company Objectives component being measured in equal parts by performance of the Company as a whole and by performance of the subsidiary. Depending on the degree to which Company Objectives and Personal Objectives are attained or exceeded, awards may range from 50% to 150% of the target award level. Incentive awards with respect to the 2004 fiscal year to the named executive officers are reported as bonus in the Summary Compensation Table above. The awards made, including with respect to the President and Chief Executive Officer, reflect that each of the Company Objectives was exceeded.

Walter A. Bell
John C. Hope, III
E. B. Peebles, Jr.
Thomas B. Van Antwerp
Members, Compensation Committee

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Bell, Mr. Hope, Mr. Peebles and Mr. Van Antwerp are the members of the Compensation Committee of the Board of Directors. Mr. Hope serves as Chairman of the Board of Directors, but is neither an employee nor an executive officer of the Company.

AUDIT COMMITTEE REPORT

Each member of the Company’s Audit Committee meets the independence requirements set by the National Association of Securities Dealers. The Committee members reviewed and discussed the Company’s audited financial statements for the fiscal year ending September 30, 2004 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standards No. 61 with the Company’s independent auditors, Deloitte & Touche LLP. The Committee received the written disclosures and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants their independence. Based on the review and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003 for filing with the Securities and Exchange Commission.

The Board of Directors has adopted a written charter to govern the Audit Committee. A copy of the Company’s Audit Committee Charter as amended through December 3, 2004 (which has not since been amended), is included as Appendix A.

Walter L. Hovell
G. Montgomery Mitchell
S. Felton Mitchell
Harris V. Morrissette
Robert H. Rouse
Members, Audit Committee

PROPOSAL 2

APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF THE COMPANY TO
INCREASE AUTHORIZED COMMON STOCK FROM 10 MILLION TO TWENTY 20 SHARES

     The Board of Directors of the Company has determined by unanimous vote that an amendment to the Company’s Restated Articles of Incorporation (the “Articles of Incorporation”) is advisable and has unanimously recommended that the Company’s stockholders approve such amendment. The proposed amendment would increase the number of authorized shares of Common Stock from 10 million to 20 million shares. The resolution approving the proposed amendment to subsection (i) of the first paragraph of Article 2 of the Restated Articles of Incorporation is set forth in Appendix D attached hereto.

Reasons for and Certain Effects of the Proposed Amendment

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock may reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

As of the record date, a total of [7,832,033] shares of the Company’s currently authorized 10,000,000 shares of Common Stock are issued and outstanding. The additional authorized but unissued shares of Common Stock will be available for issuance under present and future compensation and employee benefit programs, including, without limitation, the Company’s Non-Employee Directors Deferred Fee Plan, and its Stock Option Plan, as well as possibly for stock splits, stock dividends, equity financings, and other general corporate purposes (including, possibly, acquisitions), none of which is under current consideration.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

There are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO MAKE THE INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 10 MILLION TO 20 MILLION.

Vote Required for Adoption of Proposed Amendment

     The approval of the proposed amendment requires the affirmative vote of at least a majority of all of the shares of capital stock of the Corporation entitled to vote in the election of directors. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal. The Company is informed that members of the Board of Directors and officers of the Company who hold or beneficially own in the aggregate approximately 1,067,500 shares of Common Stock, or approximately [13]% of the Common Stock, intend to vote such shares of Common Stock in favor of the proposed amendment to the Articles of Incorporation of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Deloitte & Touche LLP has served as independent public accountants to audit the Company’s financial statements for the past eighteen years and they have been selected by the Board of Directors to continue in such capacity as independent public accountants for the Company for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $145,100 and $141,000 for fiscal 2004 and fiscal 2003, respectively, for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Forms 10-Q or services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $18,800 and $21,500 for fiscal 2004 and fiscal 2003, respectively, for assurance and related services, that were reasonably related to the performance of the audit or review of the Company’s financial statements, including a consent in a registration statement in 2003 and audit of the Company’s employee benefit plans each year.

Tax Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $9,300 and $6,100 for fiscal 2004 and fiscal 2003, respectively, for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees. Deloitte & Touche LLP billed the Company aggregate fees totaling $10,700 and $29,000 for fiscal 2004 and fiscal 2003, respectively, for services other than those described in the three immediately preceding paragraphs, including services associated with establishment of a grantor trust in connection with the Deferred Fee Plan in 2004 and internal control training and information system planning in fiscal 2003.

The Audit Committee of Board of Directors has considered whether the provision by Deloitte & Touche LLP of the services covered by the fees other than the audit fees is compatible with maintaining Deloitte & Touche LLP’s independence and believes that it is compatible.

Audit Committee Preapproval Policies. The Audit Committee of the Board of Directors has adopted preapproval policies and procedures with respect to engagements of Deloitte & Touche LLP. A copy of the Audit Committee Guidelines reflecting these policies and procedures is attached as Appendix B.

ENERGYSOUTH, INC. STOCK PERFORMANCE GRAPH

The following graph compares the value of $100 invested on October 1, 1999 in Common Stock, the CoreData (formerly known as Media General) Utilities Industry Group Index (the “CoreData Group”), and the Russell 2000 Index, assuming reinvestment of dividends. The CoreData Gas Index, published as Industry Group Index No. 912 by CoreData of Richmond, Virginia, consists of 33 gas utilities including the Company.

Fiscal Year Ending	1999	2000	2001	2002	2003	2004
ENERGYSOUTH, INC.	100.00	99.03	118.07	141.15	180.32	243.41
Gas Utilities	100.00	130.81	131.00	127.01	159.44	195.50
Russell 2000 Index	100.00	121.77	94.55	84.60	113.88	134.36

STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission (“SEC”). In order to be included in EnergySouth’s proxy statement and form of proxy relating to its 2006 Annual Meeting pursuant to Rule 14a-8 promulgated by the SEC (“Rule 14a-8”), proposals from stockholders to be presented at the 2006 Annual Meeting must be received by the Secretary of EnergySouth no later than [October 4], 2005. The date after which notice of a shareholder proposal submitted outside of the processes of Rule 14a-8 will be considered untimely is [October 25], 2005. If notice of such a shareholder proposal is received by the Company after [October 25], 2005, then the Company’s proxy for the 2006 Annual Meeting may confer discretionary authority to vote on such matter without discussion of such matter in the proxy statement for the 2006 Annual Meeting.

OTHER PROPOSALS

As of this date, the Company does not know of any other business to be presented at the meeting. However, the enclosed proxy gives discretionary authority to the proxy holders named therein should any other matters be presented to the meeting and it is the intention of such proxy holders to take such action in connection therewith as shall be in accordance with their best judgment.

Please sign, date, and return the enclosed proxy promptly in the enclosed envelope on which no postage stamp is necessary if mailed in the United States.

ENERGYSOUTH, INC.
By G. EDGAR DOWNING, JR.
Secretary

Mobile, Alabama
Dated December 17, 2004

APPENDIX A

ENERGYSOUTH, INC.
AUDIT COMMITTEE CHARTER

PREAMBLE:

The very integrity of reporting to EnergySouth’s shareholders and the securities markets rests on the integrity of the Company’s financial reporting system. “Good” corporate governance means that structures and processes are in place to ensure that directors have the ability to objectively and effectively assess management and corporate performance. EnergySouth’s Audit Committee is the key to fulfilling EnergySouth’s Board of Director’s oversight function, and will ensure that significant issues are carried to the full Board.

The Audit Committee is not to duplicate the work of the internal auditor and independent auditors, rather, its role is that of oversight. The Audit Committee will serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system, review and appraise the audit efforts of the Company’s registered public accounting firm and internal audit department, and provide an open avenue of communication among the registered public accounting firm, financial and senior management, the internal auditing department, and the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, internal and financial controls, financial reporting practices, quality and integrity of financial reports, legal compliance and business ethics.

ORGANIZATION:

The Audit Committee of the Board of Directors of the Company was established by the action of the Board. Only independent directors (which shall be at least three in number) will serve as members of the Audit Committee. An independent director is free of any relationship that could influence his or her judgment as an Audit Committee member. An independent director may not be associated with a major vendor to, or customer of, the Company, and must meet the requirements established by the Securities and Exchange Commission and the NASDAQ for independent directors. When there is any doubt about independence, the director will recuse himself or herself from any decisions that might be influenced by that relationship. All members of the Audit Committee will have a working familiarity with basic finance and accounting practices and at least one member must meet the requirements of and be designated by the Board of Directors as an “audit committee financial expert” as required by the Public Company Accounting Oversight Board or other regulatory authority.

The Audit Committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. The Audit Committee chairman will call an Audit Committee meeting whenever he or she thinks there is a need. All Audit Committee members are expected to attend each meeting, in person or via tele- or video- conference. The Audit Committee may invite officers, members of management, employees, the internal auditor, representatives of the registered public accounting firm, outside counsel or others to attend meetings and provide pertinent information to the Audit Committee, as necessary. The Audit Committee will maintain minutes or other records of meetings and activities of the Audit Committee, and must report Audit Committee actions, with appropriate recommendations, through its Chairman, to the Board of Directors following the meetings of the Audit Committee.

GENERAL RESPONSIBILITIES:

The Audit Committee serves as the representative of the Board for the general oversight of Company affairs and integrity in the area of financial accounting and reporting and the underlying internal controls as well as the financial reporting aspects of the Company’s employee benefit plans.

The Audit Committee will assist the Board in fulfilling oversight responsibilities for the Company’s compliance with legal and regulatory requirements.

The Audit Committee will assist the Board in discharging its fiduciary responsibilities to shareholders, providing assurance as to the independence of the Company’s registered public accounting firm and the adequacy of disclosure to shareholders and to the public.

The Audit Committee will provide open avenues of communication among the internal auditor, the registered public accounting firm and the Board of Directors.

The Audit Committee will review with management and the registered public accounting firm significant accounting and reporting issues and understand their impact on the financial statements. These issues include complex or unusual transactions and highly judgmental areas; major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the financial statements of the Company.

The Audit Committee will consider the effectiveness of the Company’s internal control system, including information technology security and control.

The Audit Committee will understand the scope of the internal auditor’s and the registered public accounting firm’s review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

The Audit Committee will review analyses prepared by management, the internal auditor and/or the registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

The Audit Committee will review with management, the internal auditor and the registered public accounting firm the results of their audits, including any difficulties encountered. This review will include any restrictions on the scope of the registered public accounting firm’s activities or on access to requested information, and any significant disagreements with management.

The Audit Committee will meet with the internal auditor, representatives of the registered public accounting firm, the Company’s Chief Financial Officer, and other management in separate executive sessions to discuss any matters the Audit Committee or these individuals believe should be discussed privately with the Audit Committee.

The Audit Committee has the power to conduct or authorize investigations into matters within the Audit Committee’s scope of responsibilities. The Board of Directors may request the Audit Committee to investigate any activity of the Company, employees of the Company, and any firm or person associated with or doing business with the Company. The Audit Committee is authorized to retain and compensate independent counsel, accountants or others to advise the Audit Committee or to assist in the conduct of an investigation.

The Audit Committee is authorized to incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The Audit Committee has the power to seek any information it requires from employees — all of whom are directed to cooperate with the Audit Committee’s requests — or external sources or parties.

The Audit Committee will meet with Company officers, employees, the registered public accounting firm, or outside counsel, as the Audit Committee deems necessary or useful.

The Audit Committee may delegate authority to its Chairman or to subcommittees of the Audit Committee, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee may delegate authority to its Chairman to review interim financial reports, regulatory filings, and press releases provided that such reports, filings and press releases are provided to the full Audit Committee on a timely basis.

The Audit Committee will discuss the annual audited financial statements and quarterly financial statements with management, the internal auditor and the registered public accounting firm, including the Company’s disclosures under

“Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee will review disclosures made by the CEO and the CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls. The CEO and the CFO shall provide copies of all such certifications to the Audit Committee, which certifications shall become part of the Audit Committee’s permanent records.

The Audit Committee will review and discuss earnings press releases (particularly use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made).

The Audit Committee will review and discuss the preparation of all reports that the SEC or other regulatory body or agency rules require to be filed, including the Company’s annual proxy statement.

The Audit Committee will do whatever else the law, applicable rules or regulations, and the Company’s charter, bylaws or the Board of Directors requires.

The Audit Committee will prepare letters or statements for inclusion in the annual report and proxy, as required by the SEC and NASDAQ, that describes the Audit Committee’s composition and responsibilities and how the responsibilities were fulfilled.

The Audit Committee will review the annual report to shareholders prior to its public release.

The Audit Committee will review audit and control procedures proposed to be implemented for any new significant business ventures of the Company, which are out of the ordinary course of the Company’s business.

Audit Committee meeting agendas will be prepared at the direction of the Audit Committee Chairman and provided to Audit Committee members in advance, along with appropriate briefing materials. Minutes of Audit Committee meetings will be prepared and retained as part of the Company’s permanent records.

The Audit Committee shall be responsible for the oversight of the Company’s Code of Conduct.

RESPONSIBILITIES FOR REGISTERED PUBLIC ACCOUNTING FIRM:

The Audit Committee will appoint, compensate and oversee the work of any registered public accounting firm employed by the Company.

The Audit Committee will pre-approve all auditing and non-audit services performed or to be performed by the registered public accounting firm.

The Audit Committee will confirm and assure the qualifications, performance, and independence of the registered public accounting firm.

The Audit Committee will consider, in consultation with the registered public accounting firm, the audit scope and procedural plans made by the registered public accounting firm. The Audit Committee will direct that the director of internal auditing and the registered public accounting firm coordinate the internal and external audits. The purpose of coordinating these efforts is to assure completeness of coverage, reduce redundancy and use audit resources effectively.

The Audit Committee will resolve any disagreements between management and the registered public accounting firm regarding accounting issues or financial reporting.

The Audit Committee will discuss with management and the registered public accounting firm if either thinks there might be a need to engage additional auditors. The Audit Committee will decide whether to engage an additional firm and, if so, which one.

The Audit Committee will review with the registered public accounting firm the adequacy of the Company’s internal controls, including computerized information system controls and security and any significant findings and recommendations made by the registered public accounting firm or internal auditor, together with management’s responses to them.

The Audit Committee will discuss with management, the internal auditor and the registered public accounting firm the substance of any significant issues raised by outside counsel concerning litigation, contingencies or other claims; and how such matters affect the Company’s financial statements.

The Audit Committee will evaluate the cooperation received by the registered public accounting firm during their audit examination, including their access to all requested records, data and information. The Audit Committee will elicit the comments of management regarding the responsiveness of the registered public accounting firm to the Company’s needs. The Audit Committee will inquire of the registered public accounting firm whether there have been any disagreements with management, which if not satisfactorily resolved, would have caused them to issue a non-standard report on the company’s financial statements.

As soon as possible after the annual examination is completed, the Audit Committee will review with management, the internal auditor and the registered public accounting firm the company’s annual financial statements and related footnotes; the registered public accounting firm’s audit of and report on the financial statements; the auditor’s qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures; how aggressive or conservative the accounting principles and underlying estimates are; and any other matters regarding audit procedures or findings that Generally Accepted Auditing Standards requires the auditors to discuss with the Audit Committee.

The Audit Committee will ascertain that the registered public accounting firm views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the Audit Committee with a timely analysis of significant financial reporting issues.

The Audit Committee will review the performance of the registered public accounting firm. In performing this review, the Audit Committee will:

a.)      At least annually, obtain and review a report by the registered public accounting firm describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the registered public accounting firm and the Company. The Audit Committee will actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of that firm and will take appropriate action to oversee the independence of the registered public accounting firm.

b.)      Take into account the opinions of management and internal audit.

c.)      Review and evaluate the lead partner assigned to the Company by the registered public accounting firm.

d.)      Present its conclusions with respect to the registered public accounting firm to the Board.

The Audit Committee will ensure the rotation of the lead audit partner of the registered public accounting firm assigned to the Company every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

The Audit Committee will set clear hiring policies for employees or former employees of the registered public accounting firm.

The Audit Committee will, on a regular basis, meet separately with the lead partner and other representatives of the registered public accounting firm to discuss any matters that the Audit Committee or auditors believe should be discussed privately.

RESPONSIBILITIES FOR REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

The Audit Committee will consider and review with management, the internal auditor and the registered public accounting firm any significant findings during the year and management’s responses to them. The Audit Committee will consider and review any difficulties the registered public accounting firm and internal auditor encountered while conducting their audits, including any restrictions on the scope of work or access to required information.

The Audit Committee will consider and review with management, the director of internal auditing and the registered public accounting firm significant risks and exposures, which may require public disclosure and management’s steps to minimize them.

The Audit Committee will assess the extent to which the planned audit scopes of the internal auditors and the independent public accountants can be relied on to detect weaknesses in internal controls.

The Audit Committee will review, with the advice of the internal auditor and the registered public accounting firm, the impact of recent and prospective opinions of the Financial Accounting Standards Board and SEC on the Company’s financial statements.

The Audit Committee will review and discuss with management, the internal auditor and the registered public accounting firm the annual filings with the SEC and other published documents containing the Company’s annual financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

The Audit Committee (or if approved by the Audit Committee, its Chairman) will review the Company’s interim financial reports with management, the internal auditor and the registered public accounting firm before those interim reports are released to the public or filed with the SEC or other regulators.

Responsibilities for Internal Audit:

The Audit Committee will review and approve the appointment, replacement, performance and compensation of the internal auditor.

The Audit Committee will review with the internal auditor the charter, plans, activities, staffing, budget and organizational structure of the internal audit function.

The Audit Committee will ensure there are no unjustified restrictions or limitations on the activities of the internal auditor.

The Audit Committee will consider and review any changes to the planned scope of the internal audit plan that the Audit Committee thinks advisable.

The Audit Committee will review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

The Audit Committee will, on a regular basis, meet separately with the internal auditor to discuss any matters that the Audit Committee or internal auditor believes should be discussed privately.

Compliance:

The Audit Committee will review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

The Audit Committee will establish procedures for:

a)	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b)	The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee will review the findings of any examinations by regulatory agencies, and any internal or external auditor observations.

The Audit Committee will review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

The Audit Committee will obtain regular updates from management, the internal auditor and Company legal counsel regarding compliance matters.

Reporting Responsibilities:

The Chairman of the Audit Committee will regularly report to the Board of Directors about Audit Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s registered public accounting firm, and the performance of the Company’s internal auditor and internal auditing department.

The Audit Committee will report annually to the shareholders, describing the Audit Committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

The Audit Committee will review any other reports the Company issues that relate to Audit Committee responsibilities.

Other Responsibilities:

The Audit Committee will review with the Chairman of the Risk Management Committee of the Board of Directors, the internal auditor and with management the Company’s major policies with respect to risk assessment and risk management, which might impact the Company’s financial statements or require reporting or filings with regulatory authorities.

The Audit Committee shall be informed by management and shall approve all related party transactions.

The Audit Committee will, on a regular basis, meet separately with the management to discuss any matters that the Audit Committee or management believes should be discussed privately.

The Audit Committee will review policies and procedures covering officers’ expense accounts, including use of corporate assets, and consider the results of any review of those areas by the internal auditor or the external auditors.

The Audit Committee shall oversee any investigation requested by the Board of Directors into the improper use of the assets of the Company.

The Audit Committee will perform other activities related to this charter as requested by the Board of Directors.

The Audit Committee will institute and oversee special investigations as needed.

The Audit Committee will review and assess the adequacy of the Audit Committee Charter annually, submit to the full Board of Directors for approval any proposed changes to the Audit Committee Charter, and ensure appropriate disclosure as may be required by law or regulation.

The Audit Committee will confirm annually that all responsibilities outlined in this charter have been carried out.

The Audit Committee will evaluate the Audit Committee’s and individual Audit Committee members’ performance at least annually.

As amended through December 3, 2004

APPENDIX B

Guidelines of The EnergySouth Audit Committee
for Pre-Approval of Independent Auditor Services

     The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

     For audit services, the independent auditor will provide the Committee with an engagement letter prior to December of each year outlining the scope of the audit services proposed to be performed during the fiscal year. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee at its December Audit Committee meeting.

     For non-audit services, from time to time prior to the rendering of such services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for such services will be provided. If agreed to by the Committee, the Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     To ensure prompt handling of unexpected matters, the Committee delegates to the Chairman the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman will report action taken to the Committee at the next Committee meeting.

     The Internal Auditor will be responsible for tracking all independent auditor fees against the budget for such services, develop the information for fee disclosure in the Annual Proxy Statement, and report at least annually to the Audit Committee.

B-1

APPENDIX C

ENERGYSOUTH, INC.
GOVERNANCE AND NOMINATING COMMITTEE CHARTER

     The Governance and Nominating Committee of the Board of Directors (the “Committee”) is charged with the responsibility of the oversight of the composition of the Board and its committees, identification and recommendation of individuals to become Board members, determination of non-employee directors’ compensation, maintenance of a statement of corporate governance guidelines, and coordination of performance evaluations of the Board and its committees.

Membership

•	The Committee shall be composed of three to five independent Directors.

Duties and Responsibilities

The Committee shall:

•	Develop and revise, as appropriate, Board membership criteria.

•	Recommend the number of Directors to comprise the Board within the range established by the Bylaws of the Corporation.

•	Evaluate and recommend nominees for election or re-election to the Board at annual meetings of stockholders and persons to fill vacancies that may occur between annual meetings of stockholders.

•	Determine the independence of Directors pursuant to rules and guidelines as set forth in applicable exchange listing agreements, the SEC, and federal or state legislation.

•	Review and recommend membership of standing committees to the Board at least annually and from time to time review the stated responsibilities of the Board’s committees.

•	Review the Corporation’s corporate governance practices as needed and recommend any changes to the Board.

•	Review total compensation for non-employee directors at least annually and recommend any changes to the Board.

•	Establish and review with management appropriate Director education and new Director orientation programs.

Evaluations

The Committee will set evaluation criteria for its performance and conduct, at least annually, a performance evaluation of its activities. The Committee is responsible for an annual performance evaluation of the Board and for assuring that at least annually each committee of the Board performs a performance evaluation and reports that evaluation to the Committee.

C-1

Meetings

The Committee shall meet at such times as deemed appropriate by the Chairman of the Committee or any two of the members of the Committee. A quorum for the transaction of any business by the Committee shall be a majority of the members of the Committee. The act of a majority of the Directors serving at any meeting of the Committee at which a quorum is present shall be the act of the Committee. The Committee shall meet in executive session as it deems appropriate.

Minutes of Committee meetings shall be maintained and the Committee shall make regular reports to the Board of Directors.

C-2

APPENDIX D

Proposed Resolution approving amendment of subsection (i)
of ARTICLE 2
of the Restated Articles of Incorporation
of EnergySouth, Inc.

     RESOLVED, that subsection (i) of the first paragraph of Article 2 of the Restated Articles of Incorporation of the Corporation, specifying the number of authorized shares of common stock of the Corporation, shall be amended to read as follows:

                (i) TWENTY MILLION (20,000,000) shares of one cent
                ($0.01) par value common stock (the “Common Stock”)

PROXY

ENERGYSOUTH, INC.

Proxy Solicited by the Board of Directors
for Annual Meeting of Stockholders, January 28, 2005

     The undersigned hereby appoints John S. Davis and G. Edgar Downing, Jr., and each of them, as proxies, each with power of substitution and revocation, to vote at the Annual Meeting of Stockholders of EnergySouth, Inc. (the “Company”) to be held in the Auditorium of the Company at 2828 Dauphin Street, Mobile, Alabama on Friday, January 28, 2005, at 10:00 a.m., Central Standard Time, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be able to cast if personally present at the Annual Meeting.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

☒ Please mark votes as in this example.

IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL OF THE DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

1. ELECTION OF DIRECTORS (the Board of Directors favors a vote	3. In their discretion, the proxies are authorized to
“FOR”):	vote upon such other and further business as may
properly come before the meeting or any and all
adjournments thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]
For a term expiring 2008: (01) Walter A. Bell, (02) Gaylord C. Lyon, (03) Harris V. Morrissette, and (04) E. B. Peebles, Jr.
The shares represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder. The proxies, or either one of them, are
authorized, in their or his discretion to vote the
shares of the undersigned stockholder represented by
this Proxy in favor of an adjournment or adjournments
of said meeting for the purpose of allowing time for
additional solicitation of proxies.
[ ] FOR ALL NOMINEES
[ ] WITHHELD FROM ALL NOMINEES
________________________________________________	Please sign, date and mail this Proxy in the envelope provided. No postage is necessary if mailed in the United States.
[ ] For all nominees except as noted above

2. APPROVAL OF 2005 AMENDMENT OF RESTATED ARTICLES OF INCORPORATION as described in proxy statement	Please sign exactly as the name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys, executors, administrators, guardians, trustees and corporate officers should so indicate.

(THE BOARD OF DIRECTORS FAVORS A VOTE “FOR”):
[ ] FOR [ ] AGAINST [ ] ABSTAIN
___________________ __________________	________________________________________________ ______________
Stockholder Signature(s) Date	Stockholder Signature(s) Date